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                                                                   Exhibit 10.36



                              GALILEO INTERNATIONAL

                             FLEXTRACK BENEFITS PLAN



             (AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 16, 1993)


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                                   SCHEDULE A

         THE UNDERLYING PLANS:

         CORE BENEFITS

           Core Medical Plan

           CIGNA Dental Health Plan

           Employee Life Insurance

           Short Term Disability

           Retiree Medical Plan

         OPTIONAL BENEFITS

           Preferred Medical Plan

           Premium Medical Plan

           Health Maintenance Organization

           Traditional Dental Plan

           Vision Service Plan

           Optional Employee Life Insurance

           Dependent Life Insurance

           Personal Accident Insurance

           Long Term Disability

           Health Care Expense Account

           Dependent Care Expense Account

           Savings and Investment Plan

*        ELIGIBILITY FOR EACH PLAN COVERAGE IS DEFINED IN EACH
         RESPECTIVE UNDERLYING PLAN DOCUMENT
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                                TABLE OF CONTENTS

         ARTICLE I - ESTABLISHMENT AND PURPOSE..................................................................   1

                    Section 1.1   Establishment.................................................................   1
                    Section 1.2   Purpose.......................................................................   1
                    Section 1.3   Applicability of Plan.........................................................   1

         ARTICLE II - DEFINITIONS...............................................................................   2

                    Section 2.1   Definitions...................................................................   2
                    Section 2.2   Account.......................................................................   2
                    Section 2.3   Administrator.................................................................   2
                    Section 2.4   Base Pay......................................................................   2
                    Section 2.5   Benefit(s)....................................................................   2
                    Section 2.6   Code .........................................................................   2
                    Section 2.7   Company.......................................................................   2
                    Section 2.8   Core Benefit..................................................................   3
                    Section 2.9   Dependent Care Expense Benefit................................................   3
                    Section 2.10  Effective Date................................................................   3
                    Section 2.11  Employee......................................................................   3
                    Section 2.12  Employer......................................................................   3
                    Section 2.13  FlexDollars...................................................................   3
                    Section 2.14  Health Care Expense Benefit...................................................   4
                    Section 2.15  Health Plan Coverage .........................................................   4
                    Section 2.16  Highly Compensated Participant................................................   4
                    Section 2.17  Optional Benefits.............................................................   4
                    Section 2.18  Participant ..................................................................   4
                    Section 2.19  Plan..........................................................................   4
                    Section 2.20  Plan Year.....................................................................   4
                    Section 2.21  Required Contribution.........................................................   4
                    Section 2.22  Underlying Plan(s)............................................................   5
                    Section 2.23  Gender and Number.............................................................   5
                    Section 2.24  Headings......................................................................   5

         ARTICLE III - PARTICIPATION............................................................................   6

                    Section 3.1   Eligibility to Participate....................................................   6
                    Section 3.2   Duration of Participation.....................................................   6
                    Section 3.3   Reinstatement of Former Participant...........................................   6
                    Section 3.4   Continuation of Participation.................................................   7






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                                       ii

         ARTICLE IV - BENEFITS..................................................................................   8

                    Section 4.1   FlexDollar Allowance..........................................................   8
                    Section 4.2   Base Pay Reduction............................................................   8
                    Section 4.3   Election of Benefit Choices...................................................   8

         ARTICLE V - ENROLLMENT PROCESS.........................................................................   9

                    Section 5.1   Initial Enrollment............................................................   9
                    Section 5.2   Enrollment for Subsequent Plan Years..........................................   9
                    Section 5.3   Mid-Year Enrollment...........................................................  10
                    Section 5.4   Modifying and Revoking Elections..............................................  10
                    Section 5.5   Adjustment of Election or Account.............................................  12
                    Section 5.6   Maximum Payroll Reduction Election............................................  12

         ARTICLE VI - HEALTH CARE EXPENSE PLAN..................................................................  13

                    Section 6.1   Name and Purpose of Plan......................................................  13
                    Section 6.2   Effective Date................................................................  13
                    Section 6.3   Participation.................................................................  13
                    Section 6.4   Cessation of Participation....................................................  13
                    Section 6.5   Continuation of Coverage......................................................  13
                    Section 6.6   Reinstatement of Former Participant...........................................  14
                    Section 6.7   Election Procedure............................................................  14
                    Section 6.8   Maximum Health Care Expense
                                  Reimbursements................................................................  14
                    Section 6.9   Reimbursable Expenses.........................................................  14
                    Section 6.10  Claim and Payment Procedures..................................................  15
                    Section 6.11  Credit Balance at End of Plan Year............................................  16

         ARTICLE VII - DEPENDENT CARE EXPENSE PLAN..............................................................  17

                    Section 7.1   Name and Purpose of Plan......................................................  17
                    Section 7.2   Effective Date................................................................  17
                    Section 7.3   Participation.................................................................  17
                    Section 7.4   Cessation of Participation....................................................  17
                    Section 7.5   Continuation of Coverage......................................................  17
                    Section 7.6   Reinstatement of Former Participant...........................................  18
                    Section 7.7   Election Procedure............................................................  18
                    Section 7.8   Maximum Dependent Care Assistance.............................................  18
                    Section 7.9   Dependent Care Assistance Benefits............................................  18
                    Section 7.10  Earned Income Limitation......................................................  20
                    Section 7.11  Nondiscrimination Rules.......................................................  20
                    Section 7.12  Claim and Payment Procedures..................................................  21



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                                       iii

                    Section 7.13  Credit Balance at End of Plan Year............................................  21

         ARTICLE VIII - ACCOUNTS................................................................................  22

                    Section 8.1   Maintenance of Accounts.......................................................  22
                    Section 8.2   Rights of Participants........................................................  22
                    Section 8.3   Forfeitures...................................................................  22
                    Section 8.4   Incapacity....................................................................  23

         ARTICLE IX - ADMINISTRATION............................................................................  24

                    Section 9.1   Administrator.................................................................  24
                    Section 9.2   Powers and Authority of Administrator.........................................  24
                    Section 9.3   Records and Reports...........................................................  25
                    Section 9.4   Reliance on Information.......................................................  25
                    Section 9.5   Indemnification of Administrator..............................................  25

         ARTICLE X - AMENDMENT AND TERMINATION..................................................................  26

                    Section 10.1  Amendment of the Plan.........................................................  26
                    Section 10.2  Termination of the Plan.......................................................  26

         ARTICLE XI - MISCELLANEOUS PROVISIONS..................................................................  27

                    Section 11.1  Limitation of Rights..........................................................  27
                    Section 11.2  Rights to Employer Assets.....................................................  27
                    Section 11.3  No Assignments................................................................  27
                    Section 11.4  Severability..................................................................  27
                    Section 11.5  No Guarantee of Tax Consequences..............................................  27
                    Section 11.6  Governing Law.................................................................  28

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                             GALILEO INTERNATIONAL
                            FLEXTRACK BENEFITS PLAN

             (As Amended and Restated Effective September 16, 1993

                                   ARTICLE I
                           ESTABLISHMENT AND PURPOSE

        Section 1.1 Establishment. Galileo international Partnership (formerly known as Covia Partnership) (the "Company") previously established the Covia Partnership FlexTrack Benefits Plan (now known as the Galileo International FlexTrack Benefits Plan) (the "Plan") effective as of January 1, 1987 for eligible employees of the Company and its affiliates that adopt the Plan with the consent of the Company. The Company hereby amends and restates the Plan, as set forth in this document, effective as of September 16, 1993.

        Section 1.2 Purpose. The purpose of the Plan is to offer eligible employees an opportunity to:

       (i) obtain certain health, dental, vision, employee group life insurance, short-term disability and retirement plan coverages;

      (ii) to fund certain unreimbursed health care expenses; and

     (iii) to fund certain qualifying dependent care expenses

with pre-tax dollars under a payroll reduction arrangement and with FlexDollars provided by the Employer. The Plan also offers eligible employees the opportunity to obtain dependent life insurance and long-term disability plan coverage with after-tax dollars.

        This Plan is intended to qualify as a "cafeteria plan" under Section 125 of the Internal Revenue Code of 1986, as amended (the "Code"); as a "self-funded medical expense reimbursement plan" under Section 105(h) of the Code; and as a "dependent care assistance program" under Section 129 of the Code. The Plan is to be interpreted in a manner consistent with the requirements of Sections 105, 125 and 129, and any other applicable provisions of the Code, and the regulations thereunder.

        Section 1.3 Applicability of Plan. The Plan shall apply only to eligible individuals who are employees of an Employer on or after September 16, 1993.
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                                       2

                                   ARTICLE II
                                  DEFINITIONS

        Section 2.1 Definitions. Whenever used in the Plan, the following words and phrases shall have the respective meanings specified Section unless the context plainly requires a different meaning, and when the defined meaning is intended the term shall be capitalized in the Plan.

        Section 2.2 Account means a bookkeeping record maintained with respect to each Participant that reflects from time to time the amounts attributable to payroll reduction contributions made on the Participant's behalf under the Plan and the amount of FlexDollars awarded to the Participant by his or her Employer that are available (i) to pay the Participant's share of the cost of certain Benefits funded through this Plan, or (ii) to reimburse the Participant for certain expenses that are covered as Benefits funded through this Plan, subject to any forfeitures incurred under this Plan. A separate Account shall be maintained with respect to each type of Benefit elected by the Participant from time to time under this Plan.

        Section 2.3 Administrator means the committee of one or more persons (which may include employees, officers or directors of the Company) as may be designated from time to time by the Board of Supervisors of the Company to supervise the administration of the Plan in accordance with Article IX. The Administrator shall be the "named fiduciary" of the Plan, within the meaning of 29 U.S.C. S 1102(a).

        Section 2.4 Base Pay means a Participant's W-2 earnings received from the Employer for personal services rendered as an Employee of such entity with respect to the period during which the Employee is a Participant of this Plan for any Plan Year; excluding imputed income, unreimbursed expenses and any other forms of cash remuneration or fringe benefits. For purposes of this Plan, Base Pay shall include amounts which the Participant elects as a reduction of salary or wages under this Plan and any plan of deferred compensation maintained by the Employer.

        Section 2.5 Benefit(s) means the type(s) of benefit coverages from time to time available to be purchased or provided through this Plan, which may consist of Core Benefits, Optional Benefits (including Health Care Expense Benefits and Dependent Care Expense Benefits) and cash.

        Section 2.6 Code means the Internal Revenue Code of 1986, as amended from time to time, and applicable regulations issued and effective thereunder.

        Section 2.7 Company means Galileo International Partnership, the sponsoring Employer of this Plan.
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                                       3

        Section 2.8 Core Benefit means a Benefit by the Company under the Plan at no cost to the Employee who elects the Benefit.

        Section 2.9 Dependent Care Expense Benefit means the Plan Benefit offered for reimbursement of dependent care expenses as provided in Article VII.

        Section 2.10 Effective Date means September 16, 1993, the date on which this amended and restated plan become effective.

        Section 2.11 Employee means any person (i) who is an active full-time or part-time employee of an Employer on the regular payroll of the Employer;
(ii) who is eligible for one or more of the Benefits and (iii) who is not on an unpaid leave of absence from the Employer; excluding any independent contractors, any seasonal or temporary employee and any employee of an Employer whose terms and conditions of employment are governed by a collective bargaining agreement between the Employer and employee representatives if benefits of the type offered under this Plan were the subject of good faith bargaining, unless such agreement specifies that covered employees are eligible for this Plan. Notwithstanding the preceding sentence, an Employee who is on an unpaid leave of absence under the Family and Medical Leave Act shall not be excluded from participation in any one or more of the Benefits offered under this Plan. A regular part-time employee is an employee who is regularly scheduled to work at least twenty (20) hours per week for the Employer.

        Section 2.12 Employer means the Company and

                (i) any corporation or other entity which is a member of a controlled or affiliated service group of businesses (within the meaning of Sections 414(b), (c) or (m) of the Code) of which the Company is also a member;

                (ii) any other entity required to be aggregated with the Company pursuant to Section 414(o) of the Code; or

                (iii) any other entity designated by the Company;

provided that any such corporation or other entity adopts the Plan with the written consent of the Company, and offers the Plan to its eligible employees.

        Section 2.13 FlexDollars means an annual amount, as determined in the sole discretion of the Company before the start of each Plan Year,

                (i) that is designated by the Company for each Employee who elects to participate in the Plan; and

                (ii) that each such Employee can (a) apply toward the cost of Optional Benefits
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                                       4

                      elected by the Employee under the Plan, (b) elect to have credited to his or her Health Care Expense Account or Dependent Care Expense Account in accordance with Article VI and/or VII or (c) receive as cash in equal installments throughout the Plan Year.

         FlexDollars that are applied toward the cost of Optional Benefits shall be considered Employer contributions to the Plan. Notwithstanding anything contained herein to the contrary, FlexDollars shall not be applied toward the cost of Optional Benefits that provide long-term disability coverage or dependent life insurance coverage.

        Section 2.14 Health Care Expense Benefit means the Benefit offered for reimbursement of health care expenses as provided in Article VI.

         Section 2.15 Health Plan Coverage means the election by an Employee of a Core Benefit or Optional Benefit under the Plan, through which election the Employee obtains group health plan coverage.

         Section 2.16 Highly Compensated Participant. A Participant who is:

                (i)   an officer; or

                (ii) a shareholder owning more than five percent (5%) of the voting power or value of all classes of stock of the Employer; or

                (iii) highly compensated (as determined on a facts and
                      circumstances basis); or

                (iv) a spouse or dependent of a person described in (i), (ii) or (iii) above.

        Section 2.17 Optional Benefits means a Benefit offered by the Company under the Plan, for which an Employee who elects the Benefit pays the entire cost through Base Pay reductions or with FlexDollars.

        Section 2.18 Participant means any Employee who participates in the Plan in accordance with Article III.

        Section 2.19 Plan means Galileo international FlexTrack Benefits Plan, as set forth herein, together with any and all amendments and supplements hereto.

        Section 2.20 Plan Year means the calendar year, consisting of the twelve (12) consecutive month period commencing on January 1 and ending on the next following December 31.

        Section 2.21 Required Contribution means the cost of Dependent Care Expense Benefit and/or Health Care Expense Benefit elected by the Participant for the Plan Year under Article VI and/or VII for the Plan Year, divided by twelve (12) (or, if greater than twelve
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                                       5

(12), the number of regular compensation payments, if any, currently received by the Participant per year).

        Section 2.22 Underlying Plan(s) means the plan document(s) that govern the benefit rights of eligible employees with respect to each of the Benefits (other than cash). In this regard, the Health Care Expense Plan set forth in
Article VI and Dependent Care Expense Plan set forth in Article VII in this Plan shall be considered separate Underlying Plans.

        Section 2.23 Gender and Number. Except as otherwise clearly indicated by the context, whenever used in the Plan a masculine pronoun shall be deemed to include the feminine and neuter genders, words used in the singular shall be deemed to include the plural and words used in the plural shall be deemed to include the singular, as circumstances make such meanings applicable.

        Section 2.24 Headings. All headings and captions used in this Plan are used as a matter of convenience and for reference only, and in no way shall they be considered in determining the scope or intent of the Plan or in interpreting or construing any Plan provisions.


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                                       6

                                  ARTICLE III
                                 PARTICIPATION

        Section 3.1 Eligibility to Participate. Each Employee shall become eligible to become a Participant as of the latest of: (i) the Effective Date;
(ii) the date on which he or she becomes an Employee, and (iii) the date on which the Employee executes a valid election to participate. Nothing in this Plan shall be construed to confer on any Employee eligibility for a Benefit provided through any of the Underlying Plans before such Employee actually becomes eligible for such Benefit in accordance with the terms of the applicable Underlying Plan.

        Section 3.2 Duration of Participation. An Employee who is eligible to participate in the Plan will become a Participant as of the first day for which a valid election to participate is in effect under the Plan for that Employee, in accordance with Article V. A Participant remains a Participant under the Plan until the earliest of:

        (i)  the date the Participant ceases to be an Employee;

       (ii) the last day for which the Participant's election to participate remains in effect;

      (iii) the date on which the Participant ceases to be eligible for each and every Benefit that he or she has elected to fund through this Plan;

       (iv) the date on which this Plan terminates; subject to the requirement that a Participant shall continue to be a Participant in the Health Care Expense Plan and the Dependent Care Expense Plan, in accordance with Section 3.4, for the remainder of the Plan Year in which participation in the Plan has otherwise terminated due to a termination of employment with the Employer;

       (v) the date on which the Participant fails to make any Required Contributions under the Plan.

        A Participant who terminates employment as an Employee may revoke his or her Benefit elections and terminate his or her eligibility for Benefits with respect to expenses incurred after the date of such employment termination. If he or she revokes his or her Benefit elections and later in the same Plan Year resumes employment as an Employee, he or she shall be prohibited from participating in the Plan for the remainder of that Plan Year.

        Section 3.3 Reinstatement of Former Participant. A reemployed former Participant shall be eligible to resume participation in the Plan on the same basis as any newly hired Employee; subject, however, to any applicable limits under Section 3.1 and Article V.
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                                       7

        Section 3.4 Continuation of Participation. Notwithstanding anything herein to the contrary, a Participant who terminates employment with the Employer shall be permitted to contribute monthly to the Plan cash equal to the amount of his or her most recent monthly Base Pay reduction election for the Health Care Expense Plan and/or the Dependent Care Expense Plan and thereby continue to participate for the balance of the Plan Year in which his or her employment terminated, in the case of the Dependent Care Expense Plan, and for the balance of the continuation period required by the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), in the case of the Health Care Expense Plan. Such Health Care Expense Plan contributions shall be made only in accordance with the COBRA provisions of Article IX, and only if such provisions are applicable to the affected Participant.
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                                       8

                                   ARTICLE IV
                                    BENEFITS

        Section 4.1 FlexDollar Allowance. For each Plan Year, each Participant shall be awarded FlexDollars in an amount determined by the Employer prior to the first day of the Plan Year; provided that the Administrator, in its discretion, may reduce the FlexDollars awarded to Highly Compensated Participants for any Plan Year if it determines that such reduction is necessary to avoid discrimination prohibited by any applicable provisions of the Code. Any such reduction shall be made on a pro rata basis unless a sufficient number of Highly Compensated Participants voluntarily agree to such individual reductions as will make a pro rata reduction unnecessary. FlexDollars can be (i) allocated to the Optional Benefits, (ii) allocated to the Health Care Expense Account, (iii) allocated to the Dependent Care Expense Account or (iv) distributed to the Employee as a cash benefit.

        Section 4.2 Base Pay Reduction. An eligible Employee may choose under this Plan to receive his or her unreduced Base Pay for any Plan Year in cash or to have a portion of it applied by the Employer on a pre-tax basis toward any one or more of the Benefits for which the Employee is eligible for the Plan Year.

        Section 4.3 Election of Benefit Choices. An eligible Employee may elect under this Plan to obtain coverage under the Benefits for which he or she is eligible in accordance with the procedures described in Articles V, VI and VII.

        For every Benefit, except cash, that the Participant elects, the Participant's Base Pay reduction amounts shall be available to cover the Participant's share of the cost of such elected benefits or coverage as determined by the Employer or otherwise determined in accordance with the applicable Underlying Plan. For purposes of the Health Care Expense Plan and the Dependent Care Expense Plan, the Participant's cost of coverage is the amount of FlexDollar allowance and Base Pay reduction he or she elects to allocate towards that respective Plan for the Plan Year, and no other amount shall be contributed to those Plans by the Employer.

        While a Participant's election to receive and pay for certain benefits may be made under this Plan, the benefits will be provided not by this Plan but by the applicable Underlying Plan. The types and amount of benefits available under the Underlying Plans, the requirements for participating in the Underlying Plans and the other terms and conditions of coverage and benefits are as set forth form time to time in the respective underlying Plan documents. The benefit descriptions in such Underlying Plan documents, as in effect from time to time, are hereby incorporated by reference into this Plan. Solely for purposes of more fully describing the Benefits available through this Plan, the benefit descriptions in such plans and contracts, as in effect from time to time, are hereby incorporated by this reference into this Plan.

                                   ARTICLE V
                               ENROLLMENT PROCESS

        Section 5.1 Initial Enrollment. Prior to the first Plan Year for which an Employee is eligible to participate in the Plan, such Employee shall be furnished with an enrollment form and given the opportunity to elect to participate in the Plan for such Plan Year. A current description of the Benefits for which the Employee would be eligible if he or she elected to participate shall also be furnished to him, in the form of the Summary Plan Description for this Plan or in any other form selected by the Administrator, prior to or at the start of the election period.

        The enrollment form must be completed, signed and returned to the Administrator during the election period in order to be valid. The election period shall be a period of not less than two (2) weeks during the final calendar quarter of the Plan Year which precedes the Plan Year for which the enrollment form will take effect, and shall be designated by the Administrator in advance from year to year.

        On the enrollment form, the Employee shall elect either to participate in the Plan for the next Plan Year or to waive participation in the Plan for that Plan Year. The failure of an Employee to complete or return his or her enrollment form during the enrollment period shall be deemed an automatic waiver of his or her right to participate in the Plan for that Plan Year, subject to any rights he or she may have to later elect to participate for a portion of that Plan Year under Section 5.4.

        If participation is elected, the Employee must designate on his or her enrollment form the Base Pay reduction amounts and FlexDollars for each pay period to be allocated toward his or her Benefits for the applicable Plan Year.

        The enrollment form shall take effect as of the first day of the first Plan Year and shall remain in effect throughout that Plan Year unless modified or revoked in accordance with Section 5.4.

        Section 5.2 Enrollment for Subsequent Plan Years. Each Participant's enrollment shall be valid for one Plan Year and must be renewed before the start of each new Plan Year, in such manner as shall be determined, by the Administrator in its sole discretion, including a telephone enrollment system.

        Any Employee who is eligible to participate but who waived or revoked participation previously, may commence participation in the Plan as of the start of a subsequent Plan Year by filing with the Administrator, within thirty
(30) days before the start of such Plan Year, a completed and signed enrollment form by which he or she elects (in the manner provided in Section 5.1) to participate for such Plan Year.
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                                       10
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                                       11

        Section 5.3 Mid-Year Enrollment. Any individual who was not eligible to participate as of the first day of a Plan Year but who becomes eligible to participate in the Plan during that Plan Year shall be given the opportunity to elect to participate in the Plan by completing, signing and returning to the Administrator an enrollment form (after receiving the written description of the Benefits for which he or she is eligible and in the manner provided in
Section 5.1) before or during the first thirty (30) days of his or her initial period of eligibility to participate in the Plan for such Plan Year. Failure of the individual to file the completed and signed enrollment form within that time shall constitute a waiver by the individual of his or her right to participate in the Plan for any portion of such Plan Year, subject to Section 5.4.

        Mid-year enrollment under this Section shall be effective with respect to claims incurred on or after the date the individual first becomes eligible to participate in the Plan for such Plan Year, if he or she has completed and filed the enrollment form before the eligibility date, but his or her Base Pay reduction election shall not take effect until the first payroll period beginning on or after the date his or her enrollment form is filed with the Administrator. If a mid-year enrollee files his or her completed enrollment form after becoming eligible, then both Base Pay reductions and claims eligibility shall commence on the start of the calendar month on or after the date the enrollment form was filed with the Administrator.

        Section 5.4 Modifying and Revoking Elections.

        (a) Change in Family Status. Any Participant, as well as any Employee who would be eligible to participate had he or she not waived his or her right to participate for the Plan Year, shall be permitted to modify or revoke his or her previous waiver or election for the Plan Year if a change occurs in his or her family status.

        For this purpose, a "change in family status" includes:

        (i)   the marriage or divorce of the Employee;

        (ii)  the death of the Employee's spouse or a dependent of the Employee;

        (iii) the birth, foster placement, temporary adoptive custody or adoption of a dependent child;

        (iv) the commencement or termination of employment of the Employee's spouse;

        (v) the switching from part-time to full-time or from full-time to part-time employment status by the Employee or his or her spouse;

        (vi) the taking of an unpaid leave of absence by the Employee or his or her spouse;

         (vii) a significant change in the health coverage of the Employee or his or her spouse attributable to the spouse's employment; or

        (viii) any other event recognized for this purpose under applicable law and regulations.

An election or waiver may be modified or revoked due to a change in family status under this Section only if: (i) such modification or revocation is made in writing on a new enrollment form, (ii) the new enrollment form is filed with the Administrator within thirty (30) days after such change, and (iii) the new enrollment form reflects elections which are necessary and appropriate as a result of the particular change in family status that occurred. The coverage elections made on the new enrollment form shall take effect as of the date the change in family status occurs, but any pre-tax salary reductions reflecting the new enrollment election shall not begin to be made before the first payroll period commencing on or after the later of the date the enrollment form is filed or the date such change in family status occurs.

        (b) Change in Cost or Level of Health Plan Coverage. If health care coverage is provided by an independent, third-party provider, a Participant shall be permitted to modify or revoke his or her Health Plan Coverage elections for the Plan Year if the following occurs to him during the Plan Year:

           (i)  his or her cost of coverage increases by a significant amount;
                or

          (ii) the health care coverage under a health plan is significantly curtailed or ceases during a period.

The right to modify or revoke elections mid-year due to an increase in the cost of coverage under (i) or (ii) above shall apply only where the affected Benefits are provided by a third party unrelated to the Employer and such third party determines the premium cost or level of coverage. If, with respect to a Benefit subject to (i) or (ii) above, the cost of Health Plan Coverage to a Participant increases or decreases by less than a significant amount, then the Participant's designated level of Base Pay reduction contributions to his or her Account for the affected Benefits shall automatically increase or decrease by a corresponding amount and any portion of his or her Base Pay the Participant has designated to be received as cash shall be reciprocally adjusted by the same amount.

        (c) Election changes under this Section shall be made by the individual filing a new enrollment form with the Administrator not later than thirty (30) days (or such longer time as the Administrator may allow) after the date the triggering event described in (a) or (b) above occurs. The elections made on the new enrollment form shall take effect as of the first payroll period beginning on or after the later of the date the form is filed or the date such triggering event occurs.

        Section 5.5 Adjustment of Election or Account. (a) The Administrator has the right to adjust any Participant's Base Pay reduction election made under this Plan at any time and from time to time, as well as to adjust any Participant's Account, to ensure that the Plan complies with any applicable nondiscrimination requirements with respect to Code Sections 105, 125, and 129 and to rectify erroneous Base Pay reductions and credits not otherwise corrected under Sections 6.1 or 7.11. The Administrator may periodically conduct such testing as it deems necessary with respect to such nondiscrimination requirements.

        (b) The Plan shall not provide any qualified benefits as defined in
Section 125(f) of the Code in a Plan Year to key employees as defined in
Section 416(i)(1) of the Code in excess of twenty-five percent (25%) of the aggregate of such benefits provided to all Employees under the Plan. For purposes of the preceding sentence, qualified benefits shall not include benefits which (without regard to this paragraph) are includable in the gross income.

        (c) The Company will take whatever steps are necessary to prevent the Plan from discriminating in favor of Highly Compensated Participants.

        Section 5.6 Maximum Payroll Reduction Election. No Participant shall be permitted to elect a Base Pay reduction under this Plan for any Plan Year in excess of the maximum aggregate cost to any Employee of the broadest coverage available for such Plan Year with respect to every Benefit other than cash. The maximum cost for Benefits provided by the Plan shall be determined, in accordance with this Section, from time to time by the Administrator.

        No cash benefit elected from any portion of a Participant's Base Pay reduction election under Article IV shall exceed the Participant's Base Pay for the Plan Year. Except for FlexDollars that an Employee receives as cash, no election shall cause an increase in the Participant's Base Pay for the Plan Year. The only source of Benefit payments under the Plan shall be:

        (i)   Base Pay reductions elected under Sections 5.1 through 5.3;

        (ii) FlexDollars applied by the Participant toward the cost of Optional Benefits; and

        (iii) Any Required Contributions made under Article VI and VII.

        The Employer shall not be required to make any contributions toward Benefits except under Sections 5.1 through 5.4, nor shall the Employer be liable for any Benefits in excess of amounts elected under those Sections, subject also to forfeitures arising under the Plan.

                                   ARTICLE VI
                            HEALTH CARE EXPENSE PLAN

        Section 6.1 Name and Purpose of Plan. The Health Care Expense Plan set forth principally in this Article VI is intended to be a "self-insured medical reimbursement plan" within the meaning of Section l05(h) of the Code. The Company and the Administrator will take whatever steps, as Plan sponsor and fiduciary respectively, as are necessary to maintain and operate the Health Care Expense Plan as a "nondiscriminatory" plan within the meaning of Section l05(h) of the Code. The other Articles of the Plan document (except Article
VII) shall apply, as needed, to complete the terms of the Health Care Expense Plan.

        Section 6.2 Effective Date. The Effective Date of the Health Care Expense Plan is September 16, 1993.

        Section 6.3 Participation. Each eligible Employee will become a Participant upon the execution of a valid election and Base Pay reduction agreement.

        Section 6.4 Cessation of Participation. A Participant will cease to be a Participant in this Health Care Expense Plan as of the earliest of:

       (i) the date on which the Health Care Expense Plan terminates subject to the requirement that a Participant shall continue to be a Participant in the Health Care Expense Plan, in accordance with Section 3.4, for the remainder of the Plan year in which participation in the Plan has otherwise terminated due to termination of employment with the Employer;

      (ii) the date on which the Participant's election to receive health care benefits expires or is terminated under this Health Care Expense Plan;

     (iii) the date on which the Participant ceases to be eligible for the Health Care Expense Plan;

      (iv)   the date on which the Participant ceases to be an Employee; or

       (v) the date on which the Participant fails to make any Required Contributions to the Health Care Expense Plan under Section 3.4 or 6.5 of the Plan.

        Section 6.5 Continuation of Coverage. If and to the extent required by law (including without limitation, Sections 105, 125, and 4980B and regulations thereunder) in the event a Participant ceases to be an Employee and undertakes to pay Required Contributions to the Employer on a monthly basis (or within such other time limit as maybe provided for by law), coverage under the Health Care Expense Plan shall continue so long as such Required Contributions are paid, but not beyond the end of the period for which such coverage is required by law. In addition, the former Participant shall be treated as a Participant under the Plan to such extent as is required by law, and shall be entitled to reimbursement for qualifying medical expenses incurred during such period of continued coverage. Alternatively, a Participant who terminates employment as an Employee may revoke his or her Benefit elections and terminate his or her eligibility for Benefit with respect to expenses incurred after the date of such employment termination. If he or she revokes his or her Benefit elections and later in the same Plan Year resumes employment as an Employee, he or she shall be prohibited from participating in the Plan for the remainder of that Plan Year. If a Participant neither elects to revoke his or her elections or continue contributions for Health Care Expense Benefits under the Health Care Expense Plan, he or she will continue to be eligible to claim reimbursement for expenses incurred prior to his or her ceasing to be an Employee to the same extent as other Participants, but he or she shall not be eligible to claim reimbursement for expenses incurred after his or her termination of employment as an Employee.

        Section 6.6 Reinstatement of Former Participant. Subject to Section 6.5, a former Employee who is rehired as an Employee by an Employer shall be eligible to participate in the Health Care Expense Plan on the same basis as a newly hired Employee.

        Section 6.7 Election Procedure. A Participant may elect to participate in this Plan by filing an election and Base Pay reduction agreement in accordance with the procedures established under the Plan. Such an election to participate shall be irrevocable during the Plan Year, subject to the Participant's termination of employment or a change in family status, as provided in Section 5.4 of the Plan.

        Section 6.8 Maximum Health Care Expense Reimbursements. Each Employee may elect to have all or a portion of the FlexDollars awarded to him allocated, and the Base Pay otherwise payable to him for each applicable period during the Plan Year reduced, so that the Employer shall make contributions in the form of credits to the Participant's Health Care Expense Account equal to the total of
(i) the amount of FlexDollars allocated to such Account by the Participant and
(ii) the amount by which the Employee elected to have his or her salary reduced. The maximum Employer contribution allowed to be allocated and credited to a Participant's Account for Health Care Expenses shall not exceed the maximum amount designated in advance for each Plan by the Company.

        Section 6.9 Reimbursable Expenses. Participants shall be entitled to reimbursement for eligible health care expenses they incur during the Plan Year for the health care of themselves and their eligible dependents. The maximum benefits payable to any Participant under the Health Care Expense Plan for any Plan Year shall not exceed the lesser of:

        (i) the total Employer contributions designated by the Participant as allocable to the Account for Health Care Expenses for the Plan Year; and

        (ii) the valid and reimbursable claims made on such Account for the Plan Year.

Benefits up to that maximum shall be payable for proper claims, without regard to the Participant's Account balance at such time, even if the claim deduction exceeds the amount credited to that date under such Account and thereby causes a negative Account balance.

        A Participant who either terminates employment as an Employee or ceases to be on the Company's payroll shall be permitted to contribute monthly to the Plan cash equal to the amount of his or her most recent monthly Base Pay reduction election for Health Care Expenses. Such Health Care Expense contributions shall be made only in accordance with the provisions for elective continuation of coverage under COBRA, and only if such provisions are applicable to the affected Participant.

        For purposes of this Health Care Expense Plan, the term "Health Care" shall have the same meaning as "medical care" in Sections 213(d)(1)(A) and (B) of the Code. The term "dependent" shall include any individual who is considered a dependent of the Participant within the meaning of Section 152 of the Code. Health Care Expenses reimbursable from any other source are not reimbursable under the Health Care Expense Plan.

        Subject to any limitations or exclusions under the Plan, reimbursable expenses under the Health Care Expense Plan include, but are not limited to, such expenses as the following:

        (a) Medical expenses for hospital, physician, dental and vision care to the extent that they are not reimbursed from any other source;

        (b) Uncovered medical services such as prescription glasses and hearing aids;

        (c)  Routine checkups and physicals;

        (d) Physical fitness programs, stop-smoking clinics and weight loss institutions only when prescribed by a physician for a specified illness; and

        (e) Other expenses for medical care within the scope of Section 213 of the Code, regardless of any dollar limits on deductions under that statute.

        Section 6.10 Claim and Payment Procedures. Claims for reimbursement shall be made on the appropriate form or forms furnished by the Administrator for purposes of the Plan and shall be submitted to the Administrator. Claims shall be reimbursed only if they are:

        (1) incurred for medical care treatment of the Participant or his or her eligible dependents;

        (2) incurred for treatment rendered while the recipient was covered by the Health Care Expense Plan; and

        (3) substantiated by (i) a written statement from an independent third party (such as the service provider) stating that the expense was incurred, identifying the treatment or service provided and giving the amount of the expense; and (ii) a written statement from the Participant that the expense has not been reimbursed and is not reimbursable from any other source of coverage.

The Participant may be required to furnish additional information, such as receipts, insurance company explanations of benefits, and statements from the health care service provider.

        Benefits shall be payable as often as biweekly, but in minimum amounts of not less than $25.

        Payments pursuant to this Section 6.10 shall be made only to Participants; no payment shall be made directly to the provider of the medical care services, treatment or supplies.

        Section 6.11 Credit Balance at End of Plan Year. Claims received by the Administrator more than ninety (90) days after the close of a Plan Year for expenses incurred during that closed Plan Year will be considered untimely and not eligible for reimbursement under the Plan or the Health Care Expense Plan. A Participant or former Participant shall not be entitled to receive cash or any other form of compensation or benefits with respect to any unused credit balance in his or her Health Care Expense Account after all timely claims have been processed as of the end of a Plan Year. Similarly, no credit balance remaining after the expiration of the period for submitting claims for one Plan Year will be carried forward into any succeeding Plan Year. Such unused credit balance, if any, shall be forfeited to the Company and used to defray the administrative costs of the Plan in future years.

                                  ARTICLE VII
                          DEPENDENT CARE EXPENSE PLAN

        Section 7.1 Name and Purpose of Plan. The Dependent Care Expense Plan set forth principally in this Article VII is intended to be a "dependent care assistance plan" within the meaning of Section 129 of the Code. The Company and the Administrator will take whatever steps, as Plan sponsor and fiduciary respectively, as are necessary to maintain and operate the Dependent Care Expense Plan as a "nondiscriminatory" plan within the meaning of Section 129 of the Code. The other Articles of the Plan document (except Article VI) shall apply, as needed, to complete the terms of the Dependent Care Expense Plan.

        Section 7.2 Effective Date. The Effective Date of this Dependent Care Assistance Plan is September 16, 1993.

        Section 7.3 Participation. Each eligible Employee will become a Participant upon the execution of a valid election and Base Pay reduction agreement.

        Section 7.4 Cessation of Participation. A Participant will cease to be a Participant in this Dependent Care Expense Plan as of the earliest of:

                (i) the date on which the Dependent Care Expense Plan terminates, subject to the requirement that a Participant shall continue to be a Participant in this Dependent Care Expense Plan, in accordance with Section 3.4, for the remainder of the Plan Year in which participation in the Plan has otherwise terminated due to termination of employment with the Employer;

                (ii) the date on which the Participant's election to receive dependent care benefits expires or is terminated under this Dependent Care Expense Plan;

                (iii) the date on which the Participant ceases to be eligible for the Dependent Care Expense Plan;

                (iv) the date on which the Participant ceases to be an Employee; or

                (v) the date on which the Participant fails to make any Required Contributions to the Dependent Care Expense Plan under Sections 3.4 or 7.5 of the Plan.

        Section 7.5 Continuation of Coverage. In the event that a Participant ceases to be a Participant in this Dependent Care Assistance Plan for any reason during a Plan Year, the

Participant's Base Pay reduction agreement relating to dependent care assistance shall terminate. The Participant shall be entitled to reimbursement only for dependent care expenses incurred within the same Plan Year (whether incurred before or after the date participation terminates), and only if the Participant applies for such reimbursement in accordance with Section 7.12. No such reimbursement shall exceed the remaining balance, if any, in the Participant's Dependent Care Expense Account for the Plan Year in which the expenses were incurred. Notwithstanding the foregoing, in the event an Employee is on an unpaid leave of absence under the Family and Medical Leave Act, such Employee shall continue to be a Participant so long as such Employee pays the Required Contribution during such leave of absence. In the event of the Participant's death, the Participant's spouse, (or, if none, the Participant's executor or administrator) may apply on the Participant's behalf for reimbursements permitted under this Section 7.5).

        Section 7.6 Reinstatement of Former Participant. A former Employee who is rehired as an Employee by an Employer shall be eligible to participate in the Dependent Care Expense Plan on the same basis as a newly hired Employee.

        Section 7.7 Election Procedure. A Participant may elect to participate in this Dependent Care Expense Plan by filing an election and Base Pay reduction agreement in accordance with the procedures established under the Plan. Such an election to participate shall be irrevocable during the Plan Year, subject to a change in family status, as provided in Section 5.4 of the Plan.

        Section 7.8 Maximum Dependent Care Assistance. Each Employee may elect to have a portion of the FlexDollars awarded to him allocated, and the Base Pay otherwise payable to him for each applicable period during the Plan Year reduced, so that the Employer shall make contributions in the form of credits to the Participant's Dependent Care Expense Account equal to the total of (i) the amount of FlexDollars allocated to such Account by the Participant and (ii) the amount by which the Employee elected to have his or her salary reduced. The maximum Employer contribution allowed to be allocated and credited to a Participant's Dependent Care Expense Account for dependent care expenses shall not exceed $5,000 per Plan Year ($2,500 per year for a single taxpayer or a married taxpayer filing as a single individual). The total reduction in Base Pay for any Participant in a Plan Year shall not exceed the amount of his or her Base Pay.

        Section 7.9 Dependent Care Assistance Benefits. Each Participant shall be entitled to reimbursement for those Dependent Care Expenses incurred during a Plan Year which are considered eligible employment-related expenses under the child and dependent care credit provisions of Section 21(b)(2) of the Code (and applicable regulations thereunder) and which do not exceed the earned income limitations specified below, but only to the extent of the credit balance in the Participant's Dependent Care Expense Account from time to time. The Participant may not assign the right to receive benefit payments from the Dependent Care Expense Account for Dependent Care Expenses. Not more than $5,000 ($2,500 for a single

Participant or a married Participant filing federal income tax returns as a single individual) in total benefits may be paid to any one Participant under this Dependent Care Expense Plan with respect to Dependent Care Expenses incurred during any one Plan Year.

        The following rules (and any other applicable rules of Sections 21(b) and 129 of the Code) apply in determining whether the expenses of the Participant are for reimbursable Dependent Care Expenses under the Plan:

        (a) The expenses must be for household services or for the care of a "qualifying individual", which expenses are incurred to enable the Participant (or the Participant's spouse) to be gainfully employed during the period in which there is a "qualifying individual" with respect to the Participant. Education expenses for a child in the first or higher grade level are not payments for the care of a qualifying individual eligible for reimbursement.

        (b) Qualifying individuals are any of the following persons who live in the household maintained by the Participant (or by the Participant and spouse):

                (1) A Participant's child under the age of 13 if the Participant can claim the child as an exemption for Federal income tax purposes. The requirement that the Participant be able to claim the child as an exemption is not applicable if the Participant is divorced, legally separated under a decree of divorce or separate maintenance, or separated under a written separation agreement, and the Participant had custody of the child for a longer period during the Plan Year than the other parent. The child also must have been under age 13 or unable to care for himself, have been in the custody of one or both parents more than half of the Plan Year, and have received more than half of his or her support from one or both parents;

                (2) A dependent of the Participant for whom the Participant can claim an exemption (or could claim such exemption but for the fact that the person has gross income for the Plan Year of $1,000 or more) and who is physically or mentally not able to care for himself; and

                (3) The spouse of the Participant if the spouse is physically or mentally not able to care for himself.

        (c) The Dependent Care Expense Plan will not reimburse a Participant for: (i) payments made to a child of the Participant if the child was under age 19 at the end of the Plan Year; (ii) payments made to a person the Participant or the Participant's spouse can claim as a dependent; or (iii) any other expenses which do not qualify as "employment-related expenses" with respect to the Participant as taxpayer within the scope of Section 21(b) of the Code.

        Section 7.10 Earned Income Limitation. For any Plan Year, the payments made to any Participant under the Dependent Care Expense Plan shall not exceed the earned income limitation calculated under the following rules:

                (a) In case of a Participant who is not married at the close of the Plan Year, this limitation is the earned income of the Participant. "Earned income" means the total wages, salary, and other employee compensation and any net earnings from self-employment for the Plan Year.

                (b) In the case of a Participant who is married at the close of the Plan Year, this limitation is the lesser of the earned income of the Participant or the earned income of the Participant's spouse.

                (c) During any month in the Plan Year, if the Participant's spouse is either a full-time student at an educational institution or physically or mentally not able to take care of himself, the spouse shall be deemed to have "earned income" for each month of $200.00 (or $400.00 if there are at least two qualifying individuals with respect to the Participant).

                (d) Married Participants who are legally separated or living apart will be considered not married if they are treated as not married under the rules of Sections 21(e)(3) and
                      (4) of the Code.

        Section 7.11 Nondiscrimination Rules. To the extent such rules are required and applicable in order to qualify for the Dependent Care Expense Plan, in pertinent part, as a "dependent care assistance program" under Section 129 of the Code, the following additional rules shall apply:

                (i) Not more than 25% of all Benefits for Dependent Care Expenses paid under the Dependent Care Expense Plan for any Plan Year shall be made from the Dependent Care Expense Accounts of 5% or more owners (or the spouse or other dependant of such an owner) as described in Section 129(d)(4) of the Code.

                (ii) A statement of the total Dependent Care Expense reimbursements made to the Participant for the Plan Year shall be furnished to him by January 31 of the next Plan Year.

                (iii) The average Benefit for Dependent Care Expenses provided to Employees who are not highly compensated (within the meaning of Section 414(q) of the Code) under the Dependent Care Expense Plan for any Plan Year shall not be less than 55% of the average Benefit for Dependent Care Expenses provided to highly compensated Employees. For purposes of this item (iii),

                      Employees whose annual compensation (under Section 414(q)(7) of the Code) is less than $25,000 may be excluded.

        Section 7.12 Claim and Payment Procedures. Claims for reimbursement shall be made on the appropriate form or forms furnished by the Administrator for purposes of the Plan and shall be submitted to the Administrator. The Participant will be required to furnish receipts and statements from the providers of dependent care, but the Participants will complete the provider information section of the claim form and certify that this information is true.

        All claims submitted by a Participant during a reimbursement period shall be processed as of the end of that reimbursement period on the basis of the balance in the Participant's Account for Dependent Care Expenses at the end of such reimbursement period. To the extent that any claims cannot be paid in full because of an insufficiency in the Participant's Account for Dependent Care Expenses, they shall be held for payment in the next succeeding reimbursement period(s) of such Plan Year, but shall not be carried over or charged against the balance of any subsequent Plan Year.

        Benefits shall be payable as often as biweekly (referred to herein as the "reimbursement period"), but in minimum amounts of not less than $25. Payments pursuant to this Section 7.12 shall be made only to Participants, and no payment shall be made directly to the provider of the dependent care.

        To minimize administrative expense, the Administrator may establish rules governing the minimum benefit requests that will be honored for payments referred to in Section 7.12.

        Section 7.13 Credit Balance at End of Plan Year. Claims received by the Administrator more than ninety (90) days after the close of a Plan Year for expenses incurred during that closed Plan Year will be considered untimely and not eligible for reimbursement under the Plan or the Dependent Care Expense Plan. A Participant or former Participant shall not be entitled to receive cash or any other form of compensation or benefits with respect to any unused credit balance in his or her Account for Dependent Care Expenses after all timely claims have been processed as of the end of a Plan Year. Similarly, no credit balance remaining after the expiration of the period for submitting claims for one Plan Year will be carried forward into any succeeding Plan Year. Such unused credit balance, if any, shall be forfeited to the Company and used to defray the future administrative costs of the Plan.

                                  ARTICLE VIII
                                    ACCOUNTS

        Section 8.1 Maintenance of Accounts. The Administrator or its delegatee shall maintain a bookkeeping Account for each Benefit elected by each Participant for the Plan Year. The Account shall be credited periodically with such Base Pay reduction amounts and FlexDollars as the Participant has designated for allocation toward such Benefits with respect to the pay periods since the last such credit was made. Claims for reimbursement shall be made on such forms and accompanied by such substantiation as the Administrator shall require. The Administrator shall deduct from the applicable Account the amount necessary to pay the Participant's share of costs for the applicable Benefit. Benefit payments shall be directed and made solely to the Participant, or to an insurance carrier or to an Underlying Plan as determined by the Plan Administrator. Total deductions from any Account for a Plan Year shall not exceed the total amount designated by the Participant to be credited to the Account for such Plan Year. Benefit payments under this Plan shall equal, but not exceed, the deductions made under this Plan from the Accounts of their respective participating Employees. Benefit payments shall be made with the same frequency as the Account deductions are made. Such payments shall be made no later than the end of the calendar month following the month in which the deduction is made, unless nondiscrimination testing necessitates a longer delay in making payments. The Accounts shall not be funded and shall not earn or accrue any interest for the benefit of any Participant.

        Section 8.2 Rights of Participants. No Participant shall have any right to any amount credited to his or her Account at any time, except: (i) the right to have such credits applied toward his or her Benefits in accordance with this Plan; and (ii) the right to have any excess amounts which were taken from his or her Base Pay and credited to his or her Account by mistake of the Employer or Administrator restored to him as though part of his or her Base Pay. Such restoration shall be made only if: (i) he or she so requests in writing received by the Administrator within one (1) year after the mistaken credit was made; and (ii) the mistaken amount has not already been applied toward his or her designated Benefits. If such restoration cannot be made solely due to (ii) above, then the Administrator may direct the Employer to adjust the Participant's future Base Pay reductions under the Plan to rectify the prior mistake. No interest shall accrue or be owed to any Participant with respect to any restoration of Base Pay under this Section.

        Section 8.3 Forfeitures. As of the last day of the Plan Year, any amounts credited to a Participant's Account which remain after making deductions for such Plan Year pursuant to Section 8.1 shall be forfeited to the Company and his or her Account balance for the next Plan Year shall start again at zero. No carry over of unused Account balances shall be permitted from one Plan Year to the next.

        If a Participant terminates Benefits under one or more of his or her Accounts due to his or her termination of employment as an Employee, then he or she shall forfeit any unused amounts remaining credited to such Account after claims and deductions with respect to the period prior to such termination of employment have been satisfied in accordance with the Plan.

        The Company shall determine the aggregate forfeitures for any particular Plan Year and shall apply such forfeitures, insofar as possible, to the reasonable expenses of maintaining and administering the Plan for the Plan Year in which the forfeiture is claimed by the Company.

        Section 8.4 Incapacity. Whenever a Participant is, in the Administrator's opinion, under a legal disability or incapacitated in any way so as to be unable to manage his or her personal financial affairs, the Administrator may direct the Employer to make any Benefit payment to which such Participant is then entitled to the Participant's legal representative, or to a friend or relative of the Participant, or in such other manner (including direct deposit to a bank account in the name of the Participant) as the Administrator considers appropriate for the benefit of such Participant. Any such payment shall constitute a complete discharge of any liability of the Plan and the Employer with respect to, and to the extent of, the Benefit payment so made.

                                   ARTICLE IX
                                 ADMINISTRATION

        Section 9.1 Administrator. By action of its Board of Supervisors or the designee of such Board, the Company shall appoint any person or entity, or a committee of not less than one (1) nor more than five (5) employees, to serve as the Administrator of the Plan.

        It shall be the principal duty of the Administrator to see that the Plan is carried out, in accordance with its terms, for the exclusive benefit of the Participants and by operating the Plan uniformly, from time to time, for similarly situated individuals.

        The Company shall have the authority to remove the Administrator and appoint a new Administrator (or to replace one or more employees serving as Administrator) from time to time by action of the Board of Supervisors of the Company or its designee.

        Section 9.2 Powers and Authority of Administrator. The Administrator will have full power to administer the Plan in all of its details, subject to applicable requirements of law. For this purpose, the Administrator's powers will include, but will not be limited to, unilateral discretion to do the following, in addition to any other powers provided by this Plan:

        (a) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan, including (i) the establishment of claim and review procedures in accordance with 29 U.S.C. S 1133 and regulations thereunder or other applicable law and regulations, and (ii) rules and regulations for the conduct of business by the Administrator;

        (b) To interpret the Plan and to determine all questions arising under or in connection with the Plan, including all questions of fact and questions of eligibility to participate and obtain benefits under the Plan, its interpretation thereof in good faith to be final and conclusive on all interested persons;

        (c) To appoint such agents, counsel, accountants, consultants and other persons (regardless of whether they also provide services to the Company) as may be required to assist in administering the Plan;

        (d) To allocate and delegate its responsibilities under the Plan and to designate other persons from time to time to carry out any of its responsibilities under the Plan, any such allocation, delegation or designation to be in writing;

        (e) To request of and obtain from any Employee or the Company such information and records as deemed necessary and proper; and

        (f) To develop enrollment and any other forms necessary for Plan administration.

        All actions and determinations of the Administrator shall be final and binding upon all Employees, Participants, beneficiaries, Employers, and any other parties. Notwithstanding the foregoing, any claim which arises solely under an Underlying Plan shall not be subject to review under this Plan, so that the Administrator's authority shall not extend to any matter which the administrator of the Underlying Plan is empowered to decide.

        Section 9.3 Records and Reports. The Administrator shall maintain such records of its activities and of Plan Participants and operations as it deems necessary and appropriate. Plan records pertaining to the Employer or its Employees (subject to any confidentiality protections required by law or established by the Administrator's rules) shall be available for examination by the Employer at reasonable times during normal business hours. The Administrator's Plan records pertaining to a Participant shall be available for examination by such Participant upon written request at reasonable times during normal business hours.

        The Administrator shall issue to each Participant in writing at the conclusion of each Plan Year a statement describing the total credits to his or her Account for such Plan Year and the type and amount of debits from his or her Account for such Plan Year. To the extent required by applicable law, the Administrator shall provide each eligible Employee from time to time with a written explanation of the Plan in form and substance sufficient to satisfy the summary plan description requirements of 29 C.F.R. SS 2520.102-2 through 2520.102-4.

        The Administrator shall make such reports to the Company and the Underlying Plans as the Company or the Underlying Plan fiduciaries shall reasonably request, and such reports to government authorities as applicable law shall require.

        Section 9.4 Reliance on Information. The Administrator, and any person authorized to act on its behalf, shall be entitled to rely on the accuracy and genuineness of any written materials, directions or documents furnished by or on behalf of any Employee or Employer (unless the Administrator has actual knowledge that such written item is inaccurate or is not genuine) and shall be fully protected in acting or relying in good faith thereon. The Administrator shall have no obligation to take any action upon the occurrence of any event unless and until it has received proper and satisfactory evidence of such occurrence.

        Section 9.5 Indemnification of Administrator. The Administrator shall be indemnified by the Company against any and all liabilities, damages, costs and expenses (including reasonable attorney's fees) incurred by it by reason of any act or failure to act made in good faith and consistent with the provisions of the Plan, including costs and expenses incurred in defense or settlement of any claim relating thereto. The Company may require contribution towards this indemnification obligation by any other Employer as a condition for such Employer's initial or ongoing participation in the Plan.

                                   ARTICLE X

                           AMENDMENT AND TERMINATION

        Section 10.1 Amendment of the Plan. The Company reserves the sole discretionary right to modify or amend the Plan in any respect, at any time and from time to time, retroactively or otherwise, by a written instrument executed by the President or a Vice President of the Company. No Plan amendment shall be valid which would cause the Plan to fail any applicable qualification requirements of Code Sections 105, 125, or 129 or any successors thereto.

        Section 10.2 Termination of the Plan. The Company reserves the right to terminate the Plan at any time as designated by a written instrument adopted by its Board of Supervisors or its designee and duly executed on behalf of the Company. Upon termination of the Plan, all elections and reductions in Base Pay shall terminate and reimbursements shall be made only in accordance with Sections 3.4, 6.9 and 7.5.

        The Plan shall terminate automatically upon the dissolution, merger, consolidation or reorganization of the Company, or the sale of substantially all of its operating assets, unless the Plan is duly adopted and continued by a successor to the Company.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

        Section 11.1 Limitation of Rights. The establishment, maintenance and provisions of the Plan shall not be considered or construed:

        (i) as giving to any Employee any right to be continued in the employment of an Employer;

        (ii) as limiting the right of an Employer to discipline or discharge any of its Employees;

        (iii) as creating any contract of employment between an Employer and any Employee; or

        (iv) as conferring any legal or equitable right against the Administrator or an Employer.

        Section 11.2 Rights to Employer Assets. All Account balances reflect general assets of the Employer, and all payments made under this Plan are made from Employer assets. No Participant shall have any right to or interest in any assets of the Employer except as specifically provided in this Plan. The Administrator shall have no liability to any Participant or an Employer for making any payment or providing any benefit pursuant to this Plan, and shall merely direct such payments to be made by the Employer in accordance with the Plan.

        Section 11.3 No Assignments. The right of any Participant to receive any reimbursement under the Plan shall not be subject to any claims by any creditor of or claimant against the Participant; and any attempt to reach such amounts by any such creditor or claimant, or any attempt by the Participant to confer on any such creditor or claimant any right or interest with respect to such amounts, shall be null and void. No Base Pay reduction elections or other contributions under this Plan shall cause an Employer to be liable for, or subject to, any manner of debt or liability of any Participant.

        Section 11.4 Severability. Any provision of the Plan shall be severable, so that if any Plan provision is held invalid or unenforceable such invalid or unenforceable provision shall be severed from the Plan and the Plan shall operate without regard to such severed provision. In such event, the Plan will be construed and enforced as if such severed provision had not been included herein, to the extent necessary to preserve the status of the Plan as qualified cafeteria plan under Section 125 of the Code.

        Section 11.5 No Guarantee of Tax Consequences. The Company makes no commitment or guarantee that any amounts paid to or for the benefit of a Participant under this

Plan will be excludable from the Participant's gross income for federal or state income tax purposes, or that any other federal or state tax treatment will apply to or be available to any Participant. It shall be the obligation of each Participant to determine whether each payment under this Plan is excludable from the Participant's gross income for federal and state income tax purposes, and to notify the Company if the Participant has reason to believe that any such payment is not so excludable.

        Section 11.6 Governing Law. The Plan shall be construed in accordance with the laws of the State of Illinois, to the extent not preempted by federal law.

        IN WITNESS WHEREOF, the Company has caused this duly amended and restated Plan to be executed below by its duly authorized officer or representative on this _____ day of ____________ 1995, to be effective as of the Effective Date stated herein.



                                           GALILEO INTERNATIONAL PARTNERSHIP



                                           By: ______________________________


                                           Its:______________________________